CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Axim Biotechnologies, Inc., a Nevada corporation, (the “Registrant”) on Form 10-Q (A/1) for the interim period ended March 31, 2017 (the “Report”), I, Dr. George Anastassov, Chief Executive Officer of the Registrant, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(1) the Report, as filed with the Securities and Exchange Commission, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: September 14, 2017	By:	/s/ Dr. George Anastassov
Dr. George Anastassov Chief Executive Officer (Principal Executive Officer)